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                                    EXHIBIT 8

                             OPINION AND CONSENT OF
                        JORDEN, BURT, BERENSON, & JOHNSON

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Connecticut General Life Insurance Company
Two Liberty Place
1601 Chestnut Street
P.O. Box 7716
Philadelphia, Pa.
                  19192-2475



Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 33-60967) filed by Connecticut General Life Insurance Company ("CG Life") and CG Variable Life Insurance Separate Account A with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


Very truly yours,

/s/ Michael Berenson

Jorden, Burt, Berenson & Johnson